As filed with the Securities and Exchange Commission on November 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

IXYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0140882
(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification No.)

1590 Buckeye Drive

Milpitas, California 95035-7418

(408) 457-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan

(Full title of Plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering(2) Price	Amount of Registration Fee(3)
Common Stock ($0.01 par value) issuable under the IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan	350,000	$11.25	$3,937,500	$457.54

(1)	Represents the additional number of shares of IXYS Corporation’s (the “Registrant”) common stock that may be issued under the IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan (the “Plan”) to eligible employees of the Registrant or its affiliates that have not been previously registered. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.
(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based upon the average of the high and low sale prices of shares of the Registrant’s common stock reported on the Nasdaq Global Select Market on November 6, 2014.

INTRODUCTION

This Registration Statement relates to the registration of additional securities under the IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8, Commission File No. 333-96081, filed by IXYS Corporation on February 3, 2000, with the Securities and Exchange Commission (the “SEC”) related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit No.	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.*

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney is contained on the signature page of this Registration Statement

99.1	IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan (filed August 8, 2014 as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (No. 000-26124) and incorporated herein by reference)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on this November 10, 2014.

IXYS CORPORATION

By:	/s/ Nathan Zommer
Nathan Zommer
Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. James Jones, Mr. Uzi Sasson and Mr. Nathan Zommer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan Zommer Nathan Zommer	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2014

/s/ Uzi Sasson Uzi Sasson	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 10, 2014

/s/ Donald L. Feucht Donald L. Feucht	Director	November 10, 2014

/s/ Samuel Kory Samuel Kory	Director	November 10, 2014

/s/ S. Joon Lee S. Joon Lee	Director	November 10, 2014

/s/ Timothy A. Richardson Timothy A. Richardson	Director	November 10, 2014

/s/ James M. Thorburn James M. Thorburn	Director	November 10, 2014

/s/ Kenneth D. Wong Kenneth D. Wong	Director	November 10, 2014

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.*

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney is contained on the signature page of this Registration Statement

99.1	IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan (filed August 8, 2014 as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (No. 000-26124) and incorporated herein by reference)

*	Filed herewith.

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